EXHIBIT 21.1
 US SUBSIDIARIES:

Name of subsidiary	State of incorporation or organization	Name(s) under which subsidiary does business
Blue Fortress Holdings, LLC	Texas
Blue Magnum Fortress Holdings, LLC	Texas
Copart Catastrophe Response Fleet LLC	Delaware	Copart
Copart-Dallas, Inc.	California
Copart-Houston, Inc.	California
Copart Investment Holdings LLC	Delaware
Copart of Arizona, Inc.	Arizona	Copart, Copart Auto Auctions, Copart Dealer Services, 57 Storage, New Mexico Salvage Pool, Copart Direct
Copart of Arkansas, Inc.	Arkansas	Copart, Copart Auto Auctions, Copart Dealer Services, Copart Direct, Copart Salvage Auto Auctions
Copart of Connecticut, Inc.	Connecticut	Copart, Copart Auto Auctions, CrashedToys, Copart Auto Auctions No. 143, Copart Salvage Auto Auctions, 1-800-Cash-For-Junk-Cars, CashForCars.com, Copart Dealer Services, Copart Direct, Replace My Car, Crashed Toys, Motors Auction Group
Copart of Florida, Inc.	Florida
Copart of Houston, Inc.	Texas
Copart of Kansas, Inc.	Kansas
Copart of Louisiana, Inc.	Louisiana	Copart, Copart Auto Auctions, Copart Dealer Services, Copart Direct, Replace My Car
Copart of Missouri, Inc.	Missouri	Copart, Copart Dealer Services, Copart Direct
Copart of Oklahoma, Inc.	Oklahoma	Copart, Copart Auto Auctions, Copart Dealer Services, Copart Direct
Copart of Tennessee, Inc.	Tennessee	Copart, Copart Auto Auctions
Copart of Texas, Inc.	Texas	Copart, Copart Dealer Services, Copart Direct
Copart of Washington, Inc.	Washington	Copart, Copart Auto Auctions, Copart Salvage Auto Auctions, Copart Dealer Services, Copart Direct, Replace My Car
CPRT Holdings LLC	Delaware
Crashed Toys L.L.C.	Iowa	Crashed Toys, Crashedtoys.com, QCSA Auto Auction, LLC, QCSA Auto Auctions, Inc., QCSA Direct, QCSA Auto Auction LLC
Cycle Express, LLC	Delaware	Cycle Express, LLC (Delaware), National Powersport Auctions
Dallas Copart Salvage Auto Auctions Limited Partnership	Texas	Copart, CrashedToys, Copart Dealer Services, Copart Direct
Houston Copart Salvage Auto Auctions Limited Partnership	Texas	Copart, Copart Auto Auctions, 1-800-Cash-For-Junk-Cars, CashForCars.com, Copart Dealer Services, Copart Direct, Replace My Car

 NON-US SUBSIDIARIES:

Name of subsidiary	Jurisdiction of incorporation or organization	Name(s) under which subsidiary does business
Copart Autos España, S.L.U.	Spain
Copart Suomi Oy	Finland
Copart Bahrain Auctions WLL	Bahrain
Copart Batavia B.V.	Netherlands
Copart do Brasil Organização de Leilões Ltda.	Brazil	Central de Leilões
Copart do Brasil Transportes Ltda.	Brazil
Copart Canada Inc.	Canada	Copart, Copart Auto Auctions
Copart Claims Handling Services Limited	United Kingdom
Copart Deutschland GmbH	Germany
Copart Europe Limited	United Kingdom
Copart India Private Limited	India
Copart Montréal Inc.	Canada	Copart Auction, Berpa Auto Auction, GPS Secure Storage, Encan Copart, Encan D’Autos Berpa, GPS Entreposage Sécuritaire, Réseau Des Commerҫants Automobiles Accrédités Du Québec
Copart Muscat Auctions LLC	Oman
Copart UAE Auctions LLC	United Arab Emirates
Copart UK Limited	United Kingdom
Copart Vehicle Auctions Ireland Limited	Republic of Ireland
CPRT (Europe) Limited	United Kingdom
CPRT European Investments Limited	United Kingdom
CPRT GmbH	Germany
CPRT Holding Company Netherlands B.V.	Netherlands
CPRT LLP	United Kingdom
TRAPOC GmbH	Germany
Trapoc Immobilien GmbH	Germany
Trapoc Limited	United Kingdom
TRPC Limited	United Kingdom
Universal Salvage Limited	United Kingdom
U-Pull-It Limited	United Kingdom
W.O.M. Service GmbH	Germany
WOM WreckOnlineMarket GmbH	Germany
Copart Singapore Private Limited	Singapore